Exhibit 10.14

EXECUTION VERSION

Work Agreement #4

PROJECT NAME: Operational / Property Shared Services (Non-Gaming), Other Non- Gaming Charges

WORK AGREEMENT (“Work Agreement”) #: 4

This Work Agreement is entered into by and between Studio City Entertainment Limited, Studio City Hotels Limited, Studio City Retail Services Limited, Studio City Developments Limited, Studio City Ventures Limited and Studio City Services Limited (each a “Studio City WA4 Party” and collectively, the “Studio City WA4 Parties”), on the one hand, and Melco Crown Hospitality and Services Limited, Melco Crown (COD) Hotels Limited, Melco Crown (COD) Developments Limited, Melco Crown (COD) Retail Services Limited, Melco Crown Security Services Limited, Golden Future (Management Services) Limited, MPEL Services Limited and MPEL Properties (Macau) Limited (each a “Melco Crown WA4 Party” and collectively, the “Melco Crown WA4 Parties”), on the other hand. All of the terms and conditions of the Master Services Agreement, dated                    , 2015, as amended from time to time (the “Master Services Agreement”), by and between Studio City Parties (as defined therein) and Melco Crown Parties (as defined therein) are deemed to be incorporated in this Work Agreement.

1.	DEFINITIONS

For the purposes of this Work Agreement, the following terms shall have the meanings specified in this Section 1:

“Commencement Date” shall mean the date of execution of this Work Agreement.

“DCW” shall mean the offices located at Av. Dr. Sun Yat Sen, Plaza Grande China, n.º 498-544, ‘A1’ ‘A2’ ‘B1’ ‘B2’ ‘C1’ ‘C2’ ‘D1’ ‘D2’, Taipa, Macau.

“Flower City” shall mean the offices located at 1/F unit A1, 2/F units A2 and B2, Flower City Building, 199-207 Rua de Évora, Taipa, Macau.

“Group Resorts” shall mean Studio City Complex and MCE Resorts.

“Information Technology Center” shall have the meaning described in Section 2.4 of this Work Agreement.

“Monthly Office Usage Costs” shall mean, in relation to any office (but irrespective of where such office is located), the amount of the monthly fees paid by the relevant Melco Crown Party to third parties for the use of the offices located at Flower City (or any other Offsite Offices substituted for Flower City (in the event that Flower City ceases to be used by the relevant Melco Crown Party for whatever reason), as may be agreed by the Project Managers of both Service Provider and Service Recipient in good faith).

“Office Amortized Costs” shall mean the out of pocket cost of personal computers, office software and IP phones amortized over three years (calculated on a straight-line basis), if applicable.

“Office Usage Costs” shall mean, for purposes of determining Other Costs, the Monthly Office Usage Costs, out of pocket leasing costs (including leasing agent fees and commission), relevant costs for taxes and stamp duty, and office “fit-out” costs (amortized over the lower of the office lease term and the useful lives of such fit-out items (and calculated on a straight-line basis)) allocated on a per-person basis.

“Offsite Offices” means Flower City, DCW, or such other office premises outside of Studio City as the Melco Crown WA4 Parties may determine from time to time, and the Information Technology Center.

“Offsite Warehouses” means: (a) in the case of Melco Crown WA4 Parties, the warehouses located at (i) Level 1B, Level 2, 3, 4, 6 and 8, Zone 9 – 1, Zhuhai-Macao Cross Border Industrial Zone, Zhuhai Park, Zhuhai, People’s Republic of China and (ii) Est. Marginal I, Verda Lote A, Gl06, Flat F, G & H, Edif Industrial, Macau (or such other warehouses outside of the Group Resorts as the Melco Crown WA4 Parties may determine from time to time); or (b) in the case of Studio City WA4 Parties, such warehouses outside of the Studio City Complex as the Studio City WA4 Parties may determine from time to time.

“Operating Expenses” shall mean office administrative expenses for consumables (e.g., paper, stationery, toner, general office supplies).

“Other Costs” shall equal the sum of Office Amortized Costs, Office Usage Costs and Operating Expenses.

“Parties” or “Party” means Melco Crown WA4 Parties, any Melco Crown WA4 Party, Studio City WA4 Parties or any Studio City WA4 Party, as applicable.

“Percentage of Estimated Effort” shall mean the estimated effort, expressed as a percentage of employee time, of Service Provider’s employees engaged in providing the Services, determined in good faith by Service Provider after consultation with the applicable department group head.

“Percentage of Sales Target” shall mean the percentage of the total Sales Target represented by the Sales Target of the Studio City property.

“Provider Personnel Cost” shall mean for each employee or consultant of Service Provider or member of Service Provider Group utilized to provide the Services (other than Service Provider Group Chief Executive Officer and Corporate Executive Vice Presidents), all costs and expenses (including any currency and foreign exchange costs) incurred or paid by the Service Provider or members of the Service Provider Group, including salary, bonuses, value of equity compensation, payroll taxes, employee related insurance and employee benefits.

“Relevant Service” is defined in Section 6.1 of this Work Agreement.

“Sales Target” shall mean the revenue targets of Group Resorts, established annually for the relevant sales teams and expressed on a property by property basis.

“SCI Office Usage Costs” shall mean the Monthly Office Usage Costs allocated on a per-person basis for each employee or consultant of the Service Recipient or Service Recipient Group who is providing Services for both the Service Provider Group and the Service Recipient Group and has offices at Studio City.

“Service Provider Group” shall mean Service Provider and those entities which are its Affiliates.

“Service Recipient Group” shall mean Service Recipient and those entities which are its Affiliates.

“Services” shall mean the services described in Section 2 of this Work Agreement.

“Service Termination” is defined in Section 6.1 of this Work Agreement.

“Service Termination Costs” shall mean all costs reasonably incurred by Service Provider in terminating a Service, including employee severance costs (for the avoidance of doubt, such costs do not include the “loss of profit” or “loss of fee” resulting from the relevant termination of Service).

“Studio City Complex” shall mean the integrated hotel resort located at Estrada do Istmo, Cotai in Macau.

“Term” is defined in Section 3.1 of this Work Agreement.

“Theoretical Revenue” is an amount tracked for a customer calculated by multiplying their bets by the win rate of the games they play.

“Total Mall Leasable Area” shall be the proportion of the mall area of the Studio City Complex to the total mall area in the Group Resorts.

“Visitor Agent Services” shall mean the services described in Section 2.7 of this Work Agreement.

Capitalized terms not defined herein shall have the meaning set forth in the Master Services Agreement.

2.	DESCRIPTION OF SERVICES

2.1	Shared Services. Service Provider shall provide and share certain services for the benefit of Service Recipient and its facilities in the following functional areas:

(a)	Property Operational (Non-Gaming):

(i)	Marketing—general marketing services, including but not limited to building marketing platforms, and producing collaterals, marketing campaigns and digital marketing;

(ii)	Food & Beverage Senior Management & Administration— management and planning of food and beverage operations;

(iii)	Retail Senior Management & Administration—management of retail operations;

(iv)	Hotel Senior Management & Administration—hotel development and pre-opening planning and assistance services;

(v)	Sales—trade engagement and non-gaming sales activities;

(vi)	Entertainment Projects—entertainment development and event and attraction operations;

(vii)	Mall Development—retail mall partner management, tenant relationship, mall strategy and development planning; and

(viii)	Fitness Center – fitness center training services.

(b)	Venue Support & Property Shared Services:

(i)	Financial Planning and Analysis

•	assemble and produce periodic budgets and forecasts

•	conduct analysis of financial results, review of pro forma result projections for events and promotions, post-event and promotion analysis with input from the Studio City Parties

(ii)	Project and Fixed Assets Accounting

•	assist the Studio City Parties with the tabulation of fixed assets and calculation of applicable depreciation and amortization

•	assist the Studio City Parties with the maintenance of the database of fixed assets for the annual filing to be submitted to the Gambling Inspection and Coordination Bureau of Macau (DICJ) with respect to Studio City Complex and property

(iii)	Non-Gaming Control and Compliance

•	provide a daily review, audit and posting to the general ledger of the non-gaming receipts of Studio City property

•	provide operation support and management oversight of all non- gaming outlet point-of-sale set up and floats

•	conduct periodic audits

•	provide training of cashiers for non-gaming outlets

•	provide non-gaming credit management and accounts receivable services

•	provide oversight support over all non-gaming promotional vouchers and gift certificates issued

(iv)	Entertainment Technology

•	provide entertainment technical setup and related services

•	provide maintenance services in the public area and arena and for meetings, events, conferences and exhibitions (MICE), attractions

(v)	Human Resources

•	administer employee intake and termination process

•	maintain employee databases, records and compliance documents

•	provide employee benefits administration

(vi)	Information Technology Services

•	provide system and infrastructure operations

•	provide the project management office and information technology management and administration services

(vii)	General Ledger & Tax

•	provide periodic property financial reports and detail supporting those reports

•	provide general ledger and tax bookkeeping services

(viii)	Accounts Payable

•	provide accounts payable functions on behalf of Service Recipient. Funding for all payments on behalf of Service Recipient to be funded fully by Service Recipient’s bank accounts

(ix)	Contact Center

•	provide call reservations and general customer service

(x)	Transportation

•	provide transportation management, supervisory and operations services (excluding any services directly related to limousine services and paid for pursuant to Work Agreement No. 5 or Work Agreement No. 8)

provided that Studio City WA4 Parties may only be a Service Recipient of the Services described in this Section 2.1.

2.2	Dedicated Operational Services. Service Provider shall, solely for the benefit of Service Recipient and its facilities, provide certain additional dedicated operational services and resourcing not otherwise provided under Section 2.1 or otherwise provided under any other work agreement or under any other agreement between members of the Service Recipient Group on the one hand and members of the Service Provider Group on the other hand. Studio City WA4 Parties may only be a Service Recipient of the Services under this Section 2.2.

2.3	Macau Offsite Warehouse. Service Provider shall provide to Service Recipient use of certain areas within any of the Service Provider’s Offsite Warehouses that it may have from time to time on a space available basis.

2.4	Information Technology Center. Service Provider shall provide to Service Recipient use of the information technology center located at Cyberport, Hong Kong (or elsewhere as may be from time to time determined by the Service Provider at its sole discretion) and other mirror sites, if any (collectively “Information Technology Center”), for Studio City operations. Studio City WA4 Parties may only be a Service Recipient of the Services under this Section 2.4.

2.5	SCI Shared Office Space. Service Provider shall provide Service Recipient with office space at Studio City for Service Recipient Group employees and consultants providing services to both Service Provider Group and Service Recipient Group. Only Studio City WA4 Parties may be a Service Provider of the Services under this Section 2.5.

2.6	Cash Handling Assistance. Service Provider will assist Service Recipient with cash handling at the Studio City Complex, including issuing (from Service Recipient’s account to Service Recipient personnel), collecting and securing non-gaming related cash as required from time to time, and collecting, counting and depositing in Service Recipient’s designated bank accounts non-gaming related cash proceeds as required from time to time. Studio City WA4 Parties may only be a Service Recipient of the Services under this Section 2.6.

2.7	Visitor Agent Services: Engaging, using and making related payments to visitor agents (contracted by Melco Crown WA4 Parties) for the marketing of the Group Resorts. Studio City WA4 Parties may only be a Service Recipient of the Services under this Section 2.7.

3.	TERM

3.1	Subject to Section 5.1, this Work Agreement shall be effective as of the Commencement Date and shall continue (unless earlier terminated by the provisions hereof or the Master Services Agreement) until June 26, 2022.

4.	COMPENSATION

4.1	All Services provided by the Service Provider to the Service Recipient hereunder shall be determined and charged on a monthly basis in accordance with the following fee schedule:

	Type of Service	Fees
1	Shared Services
(i)	Property Operational (Non-Gaming)
a.	Marketing	Percentage of Estimated Effort of each group, multiplied by the Provider Personnel Cost of such group; plus Percentage of Estimated Effort of each group, multiplied by Other Costs of such group.
b.	F&B Senior Management & Admin
c.	Retail Senior Management & Admin
d.	Hotel Senior Management & Admin

e.	Sales

Percentage of Sales Target multiplied by the applicable Provider Personnel Cost of the Sales Group; plus Percentage of Sales Target multiplied by the Other Costs of the Sales Group.

However, for the first year of this Work Agreement, the Percentage of Sales Target shall include an additional 15% multiplier to reflect additional effort to be expended to create sales at Studio City; provided, however, that in respect of any period prior to the opening of Studio City to the public the charge shall be based on Percentage of Estimated Effort.

f.	Entertainment Projects

Percentage of Estimated Effort by individual position multiplied by the Provider Personnel Cost of such individual; plus Percentage of Estimated Effort by individual position, multiplied by Other Costs of such individual.

g.	Mall Development

Percentage of Total Mall Leasable Area multiplied by Provider Personnel Cost of the Mall Development Group, plus, Percentage of Total Mall Leasable Area multiplied by Other Costs of the Mall Development Group.

However, prior to opening to the public of the retail expansion at City of Dreams Macau (which is, at the date of this Work Agreement under development), payment shall equal Percentage of Estimated Effort of the Mall Development Group multiplied by Provider Personnel Cost of the Mall Development Group, plus Percentage of Estimated Effort of the Mall Development Group multiplied by Other Costs of the Mall Development Group.

	Type of Service	Fees
h.	Fitness Center	Percentage of Estimated Effort.
(ii)	Venue Support & Property Shared Services
a.	Financial Planning & Analysis	Percentage of Estimated Effort of each group, multiplied by the Provider Personnel Cost of such group, plus Percentage of Estimated Effort of each group, multiplied by the Other Costs of such group.
b.	Project & Fixed Asset
c.	Non-Gaming Control
d.	Entertainment Technology
e.	Human Resources
f.	IT Services	Percentage of IT services rendered to Service Recipient based on a metric that approximates Percentage of Estimated Effort (subject to a cap of 35%), multiplied by the Provider Personnel Cost of IT Services Group; plus Percentage of IT services rendered to Service Recipient based on Estimated Effort, multiplied by the Other Costs of IT Services Group.

h.	General Ledger & Tax

Percentage of general ledger journal entries attributable to Service Recipient multiplied by the Provider Personnel Cost of General Ledger and Tax Group; plus Percentage of general ledger journal entries attributable to Service Recipient multiplied by the Other Costs of General Ledger and Tax Group.

If agreed between Service Provider and Service Recipient, costs may alternatively be allocated based on Percentage of Estimated Effort.

i.	Accounts Payable	Percentage of the total amounts of “Operating Costs”, “External Comps” and “Capital Expenditures” (each as shown in the monthly financial statements of City of Dreams, Altira, Mocha and Studio City properties/business units) attributable to Service Recipient, multiplied by the Provider Personnel Cost of the Accounts Payable group, plus percentage of the dollar amount of accounts payable attributable to Service Recipient based on the monthly financial statements of City of Dreams, Altira, Mocha and Studio City properties/business units, multiplied by the Other Costs of the Accounts Payable group.

	Type of Service	Fees
If agreed between Service Provider and Service Recipient, costs may alternatively be allocated based on Percentage of Estimated Effort.

j.	Contact Center	Percentage of estimated call volumes attributable to Studio City multiplied by the Provider Personnel Cost of Contact Center; plus Percentage of estimated call volumes attributable to Studio City multiplied by the Other Costs of Contact Center Group.

k.	Transportation	Percentage of Estimated Effort of each group, multiplied by the Provider Personnel Cost of such group, plus Percentage of Estimated Effort of each group, multiplied by the Other Costs of such group.
(iii)	Other Services
1	Other (Non-Gaming) Charges
	Service Provider Dedicated Operational Services	Provider Personnel Cost.
2	Other Charges
	Office Cost Credit	The relevant Melco Crown WA4 Party will provide a credit to the Studio City WA4 Parties equal to the Office Usage Cost for the number of office spaces that are unoccupied at Studio City.
	SCI Office Usage Costs	Service Recipient shall pay Service Provider the SCI Office Usage Costs.

	Office Warehouse Usage	Service Recipient shall pay Service Provider a monthly fee calculated as the square footage of warehouse space utilized by the Service Recipient multiplied by the Service Provider’s actual total cost per square foot of the warehouse space. The actual total cost per square foot is calculated based on all the actual costs of providing the warehouse space including rental, maintenance and operating costs including but not limited to warehouse staff and utilities.

	Cash Handling Assistance	No charge

	Visitor Agent Services	Service Recipient shall pay Service

Type of Service	Fees
Provider a percentage of all relevant fees paid to each visitor agent, allocated to Service Recipient on the basis of the Theoretical Revenue of customers recommended by such visitor agents to Studio City Complex as a proportion of the Theoretical Revenue of all customers introduced to Group Resorts by such agent.

4.2	Service Recipient shall pay, or cause to be paid, within ten (10) days of receipt, any bills and invoices that it receives from the Service Provider for Services provided under or pursuant to this Work Agreement, subject to receiving any appropriate support documentation for such bills and invoices and, more particularly, the provisions under Section 3.2 of the Master Services Agreement.

5.	TERMINATION OF WORK AGREEMENT

5.1	This Work Agreement shall terminate upon the first to occur of (i) mutual agreement of the Parties in writing, (ii) termination of the Master Services Agreement, (iii) termination of this Work Agreement by Melco Crown WA4 Parties upon the material breach by a Studio City WA4 Party of this Work Agreement which remains uncured after thirty (30) days of written notice provided by Melco Crown WA4 Parties of such breach or (iv) termination of this Work Agreement by Studio City WA4 Parties upon the material breach by a Melco Crown WA4 Party of this Work Agreement which remains uncured after thirty (30) days of written notice provided by Studio City WA4 Parties of such breach.

5.2	Upon termination, all Services under this Work Agreement shall cease and the Parties shall pay to each other all amounts owing hereunder for Services provided through the date of termination.

6.	TERMINATION OF SPECIFIC SERVICE

6.1	In the event Service Recipient provides a written notice to Service Provider which adequately demonstrates (to the reasonable satisfaction of Service Provider) that a Service under this Work Agreement (the “Relevant Service”) can be undertaken by Service Recipient itself or by engaging one or more third parties at a lesser cost than the cost for the Relevant Service under this Work Agreement, or at a higher quality of service (for a cost not greater than the increase in benefit to the business of Service Recipient) for the Relevant Service under this Work Agreement, Service Recipient may terminate such Relevant Service upon 180 days prior written notice (or such shorter period as may be agreed by the Parties) (a “Service Termination”); provided, however, that no such Service Termination may take effect and the written notice of termination shall be deemed void if, within thirty (30) days after the date of demonstration by Service Recipient that the Relevant Services can be undertaken at a lesser cost or at a higher quality of service (for a cost not greater than the increase in benefit to the business of Service Recipient) (which demonstration must be adequate to the reasonable satisfaction of Service Provider), Service Provider agrees in writing to provide the Relevant Service at such lesser cost or higher quality as demonstrated by Service Recipient and to adjust the fees under this Work Agreement accordingly.

6.2	Upon a Service Termination, Service Recipient shall pay all Service Termination Costs within ten (10) days after receiving an invoice therefor.

7.	ACCESSION

Any Studio City Party or Melco Crown Party may accede to this Work Agreement after the date hereof by executing a supplemental agreement in the form attached to the Master Services Agreement as Exhibit B, countersigned by Studio City Services Limited and MPEL Services Limited. Upon such accession, such acceding Party will be a Studio City WA4 Party or a Melco Crown WA4 Party, as the case may be, for the purposes of this Work Agreement.

[Signature Page Follows]

Studio City Entertainment Limited	Studio City Services Limited

By:	By:
Title:	Title:
Date:	Date:

Studio City Hotels Limited

By:
Title:
Date:

Studio City Retail Services Limited

By:
Title:
Date:

Studio City Developments Limited

By:
Title:
Date:

Studio City Ventures Limited

By:
Title:
Date:

[Signature Page to Work Agreement #4 – Operational-Property Shared Services]

Melco Crown Hospitality and Services Limited	Golden Future (Management Services) Limited

By:	By:
Title:	Title:
Date:	Date:

Melco Crown (COD) Hotels Limited	MPEL Services Limited

By:	By:
Title:	Title:
Date:	Date:

Melco Crown (COD) Developments Limited	MPEL Properties (Macau) Limited

By:	By:
Title:	Title:
Date:	Date:

Melco Crown (COD) Retail Services Limited

By:
Title:
Date:

Melco Crown Security Services Limited

By:
Title:
Date:

[Signature Page to Work Agreement #4 – Operational-Property Shared Services]